UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As previously reported, on August 2, 2012, the Company received a stop-work order from the U.S. Department of Defense (the “DoD”) with respect to the Ebola portion of the contract for Advanced Development of Hemorrhagic Fever Virus Therapeutics (the “ADHFVT contract”). The original stop-work order was in effect through September 1, 2012 and was extended by the DoD until September 30, 2012. On September 27, 2012, the Company received notice from the DoD that the stop-work order would be extended until October 31, 2012. At or prior to that time the DoD will either: (1) terminate the Ebola portion of the contract; (2) cancel the stop-work order; or (3) again extend the stop-work order period. The lower end of the Company’s previously issued annual 2012 revenue guidance range assumes no additional revenue from the Ebola portion of the ADHFVT contract in 2012. The information in this Item 7.01 is furnished to, but not filed with, the Securities and Exchange Commission.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by such words as “anticipate,” “believe,” “expect,” “will” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the Company’s ability to prepare for larger scale production of drug related materials. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The Company does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President and Chief Executive Officer

Date: September 27, 2012